Exhibit 10.1
The Brink’s Company
Richmond, Virginia
Key Employees’ Deferred
Compensation Program
as Amended and Restated as of March 25, 2022

TABLE OF CONTENTS

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KEY EMPLOYEES’ DEFERRED COMPENSATION PROGRAM OF
THE BRINK’S COMPANY
(Amended and Restated as of March 25, 2022)

PREAMBLE
The Key Employees’ Deferred Compensation Program of The Brink’s Company, as amended and restated (the “Program”), provides an opportunity to certain employees to defer receipt of (a) up to 90% of their cash incentive payments awarded under the Incentive Plan and any stock unit awards; (b) up to 50% of their base salary; (c) any or all amounts that are prevented from being deferred as a matched contribution under The Brink’s Company 401(k) Plan as a result of limitations imposed by Sections 401(a)(17), 401(k)(3), 402(g) and 415 of the Internal Revenue Code of 1986, as amended (the “Code”); and (d) any and all other amounts that the Committee (as defined below), in its sole discretion, shall allow.
In order to align the interests of participants more closely to the long term interests of The Brink’s Company (the “Company”) and its shareholders, the Program also (a) provides matching contributions with respect to certain cash incentive awards and salary deferrals and (b) allocates under the Program an amount equivalent to matching contributions that are not eligible to be made under The Brink’s Company 401(k) Plan as a result of limitations imposed by Code Section 401(m)(2) to Match Eligible Employees.
The Program is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.
ARTICLE 1
Definitions
Section 1.01. Definitions.
Wherever used in the Program, the following terms shall have the meanings indicated:
“409A Change in Control” A Change in Control that also constitutes a “change in the ownership of the Company”, “change in the effective control of the Company”, and/or a “change in the ownership of a substantial portion of the Company’s assets”, in each case, within the meaning of Treasury Regulation Section 1.409A-3(i)(5) or such other regulation or guidance issued under Code Section 409A.
“Board” The Board of Directors of the Company.

“Brink’s Stock” The Brink’s Company Common Stock, par value $1.00 per share.
“Cause” (a) Embezzlement, theft or misappropriation by the Employee of any property of the Company, (b) the Employee’s willful breach of any fiduciary duty to the Company, (c) the Employee’s willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, (d) the Employee’s gross incompetence in the performance of the Employee’s job duties, (e) commission by the Employee of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (f) the failure of the Employee to perform duties consistent with a commercially reasonable standard of care or (g) any gross negligence or willful misconduct of the Employee resulting in a loss to the Company.
“Change in Control” The occurrence of:
(a) (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of Brink’s Stock would be converted into cash, securities or other property other than a consolidation or merger in which holders of the total voting power in the election of directors of the Company of Brink’s Stock outstanding (exclusive of shares held by the Company’s affiliates) (the “Total Voting Power”) immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company; provided, however, that with respect to any Units credited to a Match Eligible Employee’s Pre-2015 Stock Incentive Account as of November 16, 2007 that are attributable to Matching Incentive Contributions, Matching Salary Contributions or dividends related thereto, a “Change in Control” shall be deemed to occur upon the approval of the shareholders of the Company (or if such approval is not required, the approval of the Board) of any of the transactions set forth in clauses (i) or (ii) of this sub-paragraph (a);
(b) any “person” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Act”)) other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power; or
(c) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

“Committee” The Compensation and Human Capital Committee of the Board or such other committee as may be designated by the Board.
“Disability” Unless otherwise required by Code Section 409A and the regulations or guidance thereunder, an Employee shall be deemed to be disabled if the Employee meets at least one of the following requirements: (a) the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) the Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a disability benefit plan covering employees of the Company or a Subsidiary.

“Employee” Any individual who is in the employ of the Company or a Subsidiary and who is designated by the Company as having a pay grade of 17 or above is eligible to participate in the Program beginning on the first of the month following the day on which the Employee is designated by the Company as having a pay grade of 17 or above. Any individual who is in the employ of Payment Alliance International, Inc. shall not be eligible to participate in the Program prior to January 1, 2022.
“Entry Date” The first business date on which an Employee may defer compensation under the Program which shall be as soon as is administratively practicable following the date the Employee elects to defer compensation under the Program after first becoming an Employee under the uniform and nondiscriminatory administrative rules approved by the Chief Human Resources Officer or his or her delegate.
“Equity Incentive Plan” The Brink’s Company 2017 Equity Incentive Plan, as the same may be amended from time to time, and any predecessor or successor plan thereto.
“Foreign Subsidiary” Any corporation that is not incorporated in the United States of America of which more than 80% of the outstanding voting stock is owned directly or indirectly by the Company, by the Company and one or more Subsidiaries and/or Foreign Subsidiaries or by one or more Subsidiaries and/or Foreign Subsidiaries.
“Incentive Accounts” An Employee’s Incentive Accounts refers to an Employee’s Cash Incentive Account and Stock Incentive Accounts (each as defined in Section 2.03).
“Match Eligible Employee” Any Employee who was designated by the Committee as an Employee eligible to receive matching contributions under the Program prior to August 1, 2021, and each Employee who is designated by the Board as an executive officer, effective as of the effective date of the executive officer designation, shall be eligible to receive matching contributions provided for under the Program.
“Retirement” With respect to any Employee, any Termination of Employment of such Employee on or after the date on which the Employee has (i) attained age 65 and completed at least five years of service with the Company or any of its Subsidiaries or (ii) attained age 55 and completed at least ten years of service with the Company or any of its Subsidiaries; provided that the Employee’s employment is not terminated for Cause.
“Salary” The base salary, as in effect from time to time, paid to an Employee by the Company, a Subsidiary or a Foreign Subsidiary for personal services determined prior to giving effect to any salary reduction pursuant to an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (i) to which Code Section 125 or 402(e)(3) applies or (ii) which provides for the elective deferral of compensation (including, but not limited to, reductions for contributions to the Savings Plan (as defined in Section 5.01)).
“Shares” Brink’s Stock.
“Subsidiary” Any corporation incorporated in the United States of America of which more than 80% of the outstanding voting stock is owned directly or indirectly by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries.
“Termination of Employment” An Employee’s “Termination of Employment” under the Program shall occur when the Employee ceases to provide services to the Company or any of its affiliates in any capacity or when the Employee continues to provide services to the Company or any of its affiliates whether as an employee or independent contractor, but such continued services in the aggregate do not exceed 49% of the level of services the Employee provided to the Company and its affiliates prior to such decrease in the level of services provided by the Employee to the Company and its affiliates, all as determined in accordance with the Treasury Regulations under Code Section 409A; provided, however, no employee of any Subsidiary shall be considered to experience a Termination of Employment as a result of a spinoff of such Subsidiary from the Company, except as may be permitted under Code Section 409A.
“Unforeseeable Emergency” A severe financial hardship of an Employee resulting from (a) an illness or accident of the Employee, the Employee’s spouse, the Employee’s beneficiary or the Employee’s dependent (as defined in Code Section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) loss of the Employee’s property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee, all as determined by the Committee based on the relevant facts and circumstances in a manner consistent with Treasury Regulation Section 1.409A-3(i)(3).
Unit” The equivalent of one share of Brink’s Stock credited to an Employee’s Stock Incentive Accounts.

“Year” With respect to the benefits provided pursuant to Articles 3, 4, 5 and 6, the calendar year; provided, however that if a newly-hired Employee becomes eligible to participate on a day other than the first day of the Year, the Year shall be the portion of the calendar year during which the Employee is first eligible to participate in the benefits provided thereunder.
ARTICLE 2
Available shares; Administration; Accounts; Other Deferrals
Section 2.01.        Available Shares. The maximum number of Shares available for issuance under the Program is subject to, and shall be counted against, the maximum number of Shares available for issuance under the Equity Incentive Plan. Each Unit standing to the credit of an Employee’s Stock Incentive Accounts shall be counted against the maximum Share limit under the Equity Incentive Plan in the manner set forth under the Equity Incentive Plan. Notwithstanding the foregoing, this Section 2.01 shall only apply to Units credited to an Employee’s Stock Incentive Accounts on or after May 7, 2010.
Section 2.02.        Administration. The Committee is authorized to construe the provisions of the Program and to make all determinations in connection with the administration of the Program. All such determinations made by the Committee shall be final, conclusive and binding on all parties, including Employees participating in the Program. All authority of the Committee provided for in, or pursuant to, the Program may also be exercised by the Board. In the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board taken in connection with the Program, the actions of the Board shall control. In addition, other than with respect to the Share counting provision addressed by Section 2.01 above, in the event of any conflict or inconsistency between the provisions of the Program and the provisions of the Equity Incentive Plan, the provisions of the Program shall control. The Committee has delegated authority to the Company’s Chief Human Resources Officer or his or her delegate to establish uniform and nondiscriminatory administrative rules under the Program (“Administrative Rules”). All such Administrative Rules shall be final, conclusive and binding on all parties, including Employees participating in the Program.
Section 2.03     Accounts.    Effective July 10, 2014, the Company maintains a Pre-2015 Stock Incentive Account for Employees eligible to participate in the Program at that time and a Post-2014 Stock Incentive Account for each Employee eligible to participate in the Program and Stock Unit Deferral Accounts for Stock Unit Deferrals pursuant to Section 3.05 (together, the “Stock Incentive Accounts”). An Employee’s Pre-2015 Stock Incentive Account shall document the amounts deferred under the Program by such Employee and any other amounts credited hereunder that are converted into or credited as Units, with respect to which a deferral election was made by the applicable Employee prior to January 1, 2014. An Employee’s Post-2014 Stock Incentive Account shall document the amounts deferred under the Program by such Employee and any other amounts credited hereunder that are converted into and credited as Units with respect to which a deferral election was made by the applicable Employee on or after July 10, 2014. Effective July 10, 2014, the Company maintains a Cash Incentive Account for each Employee eligible to participate in the Program (the “Cash Incentive Account”). An Employee’s Cash Incentive Account shall document the amounts deferred under the Program by such

Employee and any other amounts credited hereunder, with respect to which a deferral election was made by the applicable Employee on or after July 10, 2014, other than amounts converted to Units and credited to such Employee’s Post-2014 Stock Incentive Account.
Section 2.04.     Deferral of Other Amounts. In addition to the deferral opportunities provided for in Articles 3, 4, 5 and 6 below, an Employee may also defer any and all other amounts that the Committee, in its sole discretion, shall allow. The terms and conditions applicable to deferrals of such amounts shall be set forth in the applicable agreement between the Employee and the Company providing for such deferrals.
ARTICLE 3
Deferral of Cash Incentive Payments and Stock Unit Awards
Section 3.01.        Definitions. Whenever used in the Program, the following terms shall have the meanings indicated:
“Cash Incentive Payment” A cash incentive payment awarded to an Employee for any Year under an Incentive Plan. Notwithstanding anything contained herein to the contrary, any compensation, bonuses or incentive payments approved by the Committee payable pursuant to any special recognition bonus payable to any highly compensated employees, shall be excluded for purposes of defining or determining the Cash Incentive Payment for which an Employee may make an elective deferral, and for which Matching Incentive Contributions (as defined below) are made, pursuant to the terms of the Program.
“Incentive Plan” The Brink’s Incentive Plan, as in effect from time to time or any successor thereto, the Field Management Incentive Plan, and any other cash incentive plan in which an employee of Company, a Subsidiary or an affiliate participates.
“Matching Incentive Contributions” Matching contributions allocated to an Employee’s Stock Incentive Accounts pursuant to Section 3.04.
“Stock Unit Award” A Performance Share Unit Award or Restricted Stock Unit Award granted under the Equity Incentive Plan.
“Stock Unit Deferral” A Stock Unit Award deferred pursuant to Section 3.05.
“Vesting Date” A vesting date for a Stock Unit Award as specified under the award agreement for such Stock Unit Award.
Section 3.02.     Eligibility. Each Employee may participate in the benefits provided pursuant to this Article 3 and each Match Eligible Employee shall be eligible to receive a Matching Incentive Contribution benefit provided pursuant to this Article 3.
Section 3.03.        Deferral of Cash Incentive Payments. Each Employee may make an election to defer an amount, expressed as a percentage from 10% to 90%, of such Cash Incentive Payment which may be made to him or her for such Year. Such Employee’s election hereunder for any Year shall be made prior to the later of (a) the first day of the Year with respect to which the Cash Incentive Payment is earned or (b) the expiration of the 30 day period following (and including) his or her initial date of becoming eligible to participate in the Plan; provided, however, that such election is made at least six months before the end of the performance period for the Cash Incentive Payment, or as otherwise permitted under Treasury Regulation Section 1.409A-2(a), by filing a deferral election form with the Company. Such deferral election form shall include the Employee’s written election as to time and form of distribution of such deferred amounts in accordance with Article 8. A Cash Incentive Account and/or Post-2014 Stock Incentive Account (which may be the same such accounts established pursuant to Articles 4 and/or 5) shall be established for each Employee making such election, and cash and/or Units, as applicable, in respect of such deferred amounts shall be credited to such accounts as provided in Section 3.06 below.
Section 3.04.     Matching Incentive Contributions. Each Match Eligible Employee who has deferred a percentage of his or her Cash Incentive Payment for such Year pursuant to Section 3.03, shall have a Matching Incentive Contribution allocated to his or her Post-2014 Stock Incentive Account for such Year. The amount of such Matching Incentive Contribution for any Year shall be equal to the portion of his or her Cash Incentive Payment that he or she has elected to defer for such Year but not in excess of 10% of his or her Cash Incentive Payment. The dollar amount of each Match Eligible Employee’s Matching Incentive Contributions deferred to his or her Post-2014 Stock Incentive Account shall be converted into Units and credited to such Post-2014 Stock Incentive Account as provided in Section 3.06 below. Stock Unit Deferrals are not eligible for Matching Incentive Contributions.
Section 3.05.        Deferral of Stock Unit Awards. Each Employee may make an election to defer a portion of such Stock Unit Award which may be made to him or her for such Year, as specified by the Committee. Such Employee’s election for any Year shall be made prior to the later of (a) the first day of such Year with respect to which the Stock Unit Award is granted or (b) the expiration of the 30 day period following (and including) his or her initial date of becoming eligible to participate in the Plan; provided, however, that such election is made at least six months before the end of the performance period for the Stock Unit Award or as otherwise permitted under Treasury Regulation Section 1.409A-2(a), by filing a deferral election form with the Company. Such deferral election form shall include the Employee’s written election as to time and form of distribution of such deferred amounts in accordance with Article 8. The Committee may determine to allow an Employee to make an election to defer a previously granted Stock Unit Award by filing a deferral election form with the Company on or before the date that is at least 12-months prior to the Vesting Date for the applicable Stock Unit Award and subject to a minimum deferral period of five (5) years (and as otherwise permitted under Treasury Regulation Section 1.409A-2(a) or Treasury Regulation Section 1.409A-2(b), as applicable). Such deferral election form shall include the Employee’s written election as to time (subject to the five (5) year minimum deferral requirement) and form of distribution of such deferred amounts in accordance with Article 8. A Stock Unit Deferral Account shall be established for each Employee making such an election and Units in respect of such deferred amounts shall be credited to such accounts as provided in Section 3.06 below.
Section 3.06.     Crediting of Cash and Stock Incentive Accounts. The amount of an Employee’s deferred Cash Incentive Payment for any Year shall be credited to such Employee’s Cash Incentive Account beginning on the Employee’s Entry Date and continuing as of the last business day of the month in which the non-deferred portion of the Cash Incentive Payment was made, and each Employee may, in a manner compliant with Treasury Regulation Section 1.409A-1(o), elect one or more investment options selected by the Company, in its sole discretion, for the purpose of crediting or debiting additional amounts to such deferred amount (each such investment option, an “Eligible Investment Option”); provided, however, if such Employee elects to invest his or her deferred Cash Incentive Payment for any Year in Units, or fails to make a timely investment election (as prescribed by the Committee) with respect to such deferred Cash Incentive Payment, the portion of the Employee’s deferred Cash Incentive Payment so invested in Units or with respect to which a timely investment election was not made shall instead be converted to Units and credited to such Employee’s Post-2014 Stock Incentive Account beginning on the Employee’s Entry Date and continuing as of the last business day of the month in which the Cash Incentive Payment was made. The amount of a Match Eligible Employee’s Matching Incentive Contributions for any Year shall be converted to Units and credited to such Match Eligible Employee’s Post-2014 Stock Incentive Account as of the last business day of the month in which the non-deferred portion of the applicable Cash Incentive Payment was made. The amount of an Employee’s Stock Unit Deferrals for any Year shall be converted to Units and credited to such Employee’s Stock Unit Deferral Account as of the Vesting Date for the applicable Stock Units.
The number (computed to at least the second decimal place) of Units credited to a Match Eligible Employee’s Post-2014 Stock Incentive Account for any Year for Matching Incentive Contributions shall be determined by dividing the aggregate amount of the Cash Incentive Payment deferred to such Match Eligible Employee’s Post-2014 Stock Incentive Account for such Year under this Section 3.06 or the Matching Incentive Contributions for such Year, as applicable, by the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day of the month in which the Cash Incentive Payment was made.
Section 3.07.        Adjustments. The Committee shall determine such equitable adjustments in the Units credited to each Stock Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to shareholders other than cash dividends.
Section 3.08.        Dividends and Distributions. Whenever a cash dividend or any other distribution is paid with respect to shares of Brink’s Stock, the Stock Incentive

Accounts of each Employee will be credited with an additional number of Units, equal to the number of shares of Brink’s Stock, including fractional shares (computed to at least the second decimal place), that could have been purchased had such dividend or other distribution been paid to the applicable Stock Incentive Account on the payment date for such dividend or distribution based on the number of Shares represented by Units in such Stock Incentive Account as of the record date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Units. Such additional Units shall be deemed to be purchased at the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the payment date for the dividend or other distribution. The value of any distribution in property will be determined by the Committee.
Section 3.09.     Minimum Distribution. Distributions shall be made in accordance with Article 8; provided, however, that the aggregate value of the Brink’s Stock distributed to an Employee (or his or her beneficiaries) attributable to deferrals of Cash Incentive Payments otherwise payable in respect to services rendered prior to January 1, 2007 (including dividends relating to such Units but not Matching Incentive Contributions) shall not be less than the aggregate amount of Cash Incentive Payments and dividends (credited to his or her Pre-2015 Stock Incentive Account pursuant to Section 3.07) in respect of which such Units were initially so credited. The value of the Brink’s Stock, so distributed shall be considered equal to the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day immediately preceding the date of distribution.
ARTICLE 4
Deferral of Salary
Section 4.01.     Definitions. Wherever used in the Program, the following term shall have the meaning indicated:
“Matching Salary Contributions” Matching contributions allocated to an Employee’s Incentive Accounts pursuant to Section 4.04.
Section 4.02.        Eligibility. Each Employee may participate in the benefits provided pursuant to this Article 4 and each Match Eligible Employee shall be eligible to receive a Matching Salary Contribution benefit provided for pursuant to this Article 4.
Section 4.03.        Deferral of Salary. Each Employee may elect to defer an amount, expressed as a percentage, from 5% to 50% of his or her Salary for such Year; provided, however, that in the case of an Employee who first becomes eligible to participate in this portion of the Program after January 1 of such Year, only Salary earned (from 5% to 50%) after he or she files a deferral election with the Company may be deferred. Such Employee’s election hereunder for any Year shall be made prior to the later of (a) the first day of such Year or (b) the expiration of the 30 day period following (and including) his or her initial date of becoming eligible to participate in the Plan, or as otherwise required under Treasury Regulation Section 1.409A-2(a), by filing a deferral election form with the

Company. Such deferral election form shall include the Employee’s written election as to time and form of distribution of such deferred amount in accordance with Article 8. A Cash Incentive Account and/or Post-2014 Stock Incentive Account (which may be the same such accounts established pursuant to Articles 3 and/or 5) shall be established for each Employee making such election, and cash and/or Units, as applicable, in respect of such deferred amounts shall be credited to such accounts as provided in Section 4.05 below.
Section 4.04.        Matching Salary Contributions. Each Match Eligible Employee who has deferred a percentage of his or her Salary for such Year pursuant to Section 4.03 shall have Matching Salary Contributions allocated to his or her Post-2014 Stock Incentive Account for such Year. The amount of such Matching Salary Contributions for any Year shall be equal to 100% of the first 10% of his or her Salary that he or she has elected to defer for the Year pursuant to Section 4.03. The dollar amount of each Match Eligible Employee’s Matching Salary Contributions deferred to his or her Post-2014 Stock Incentive Account shall be converted into Units and credited to such Post-2014 Stock Incentive Account as provided in Section 4.05 below.
Section 4.05.        Crediting of Cash and Stock Incentive Accounts. The amount of an Employee’s deferred Salary for any Year shall be credited to such Employee’s Cash Incentive Account beginning on the Employee’s Entry Date and continuing as of the last business day of the month in which such Salary was earned and payable, and each Employee may, in a manner compliant with Treasury Regulation Section 1.409A-1(o), elect one or more Eligible Investment Options for the purpose of crediting or debiting additional amounts to such deferred amount; provided, however, if such Employee elects to invest his or her deferred Salary for any Year in Units, or fails to make a timely investment election (as prescribed by the Committee) with respect to such deferred Salary, the portion of the Employee’s deferred Salary so invested in Units or with respect to which a timely investment election was not made shall instead be converted to Units and credited to such Employee’s Post-2014 Stock Incentive Account beginning on the Employee’s Entry Date and continuing as of the last business day of the month in which Salary was earned and payable. The amount of a Match Eligible Employee’s Matching Salary Contributions for any Year shall be converted to Units and shall be credited to such Employee’s Post-2014 Stock Incentive Account as of the last business day of the month in which the applicable Salary would have been payable.
The number (computed to at least the second decimal place) of Units credited to an Employee’s Post-2014 Stock Incentive Account for any month shall be determined by dividing the aggregate amount of the Salary deferred to such Employee’s Post-2014 Stock Incentive Account for such month under this Section 4.05 or the Matching Salary Contributions for such month, as applicable, by the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day of the month in which the applicable Salary would have been payable.
Section 4.06.        Adjustments. The Committee shall determine such equitable adjustments in the Units credited to each Stock Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to shareholders other than cash dividends.
Section. 4.07.    Dividends and Distributions. Whenever a cash dividend or any other distribution is paid with respect to shares of Brink’s Stock, the Stock Incentive Accounts of each Employee will be credited with an additional number of Units equal to the number of shares of Brink’s Stock, including fractional shares (computed to at least the second decimal place), that could have been purchased had such dividend or other distribution been paid to the applicable Stock Incentive Account on the payment date for such dividend or distribution based on the number of Shares represented by the Units in such Stock Incentive Account as of the record date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Units. Such additional Units shall be deemed to be purchased at the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the payment date for the dividend or other distribution for Units credited. The value of any distribution in property will be determined by the Committee.
Section 4.08.        Minimum Distribution. Distributions shall be made in accordance with Article 8; provided, however, the aggregate value of the Brink’s Stock distributed to an Employee (or his or her beneficiaries) attributable to the deferral of Salary otherwise payable for services rendered prior to January 1, 2007 (including dividends relating to such Units but not Matching Salary Contributions) shall not be less than the aggregate amount of Salary and dividends (credited to his or her Pre-2015 Stock Incentive Account pursuant to Section 4.07) in respect of which Units were initially so credited. The value of the Brink’s Stock so distributed shall be considered equal to the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day immediately preceding the date of distribution.
ARTICLE 5
Supplemental Savings Plan
Section 5.01.        Definitions. Whenever used in the Program, the following terms shall have the meanings indicated:
“Compensation” The regular wages received during any pay period by an Employee while a participant in the Savings Plan for services rendered to the Company or any Subsidiary that participates in the Savings Plan, including any commissions or bonuses, but excluding any overtime or premium pay, living or other expense allowances, or contributions by the Company or such Subsidiaries to any plan of deferred compensation, and determined without regard to the application of any salary reduction election under the Savings Plan. Bonuses paid pursuant to the Incentive Plan shall be considered received in the Year in which they are payable whether or not such bonus is deferred pursuant to Article 3 hereof.

“Matching Supplemental Savings Plan Contributions” Amounts allocated to a Match Eligible Employee’s Incentive Accounts pursuant to Section 5.04.
“Post-2014 Matching Supplemental Savings Plan Contributions” Matching Supplemental Savings Plan Contributions allocated to a Match Eligible Employee’s Incentive Accounts pursuant to elections made on or after July 10, 2014.
“Savings Plan” The Brink’s Company 401(k) Plan, as in effect from time to time.
Section 5.02.        Eligibility. Each Employee may participate in the benefits provided pursuant to this Article 5 and each Match Eligible Employee shall be eligible to receive a Matching Supplemental Savings Plan Contribution benefit provided pursuant to this Article 5.
Section 5.03.        Deferral of Compensation. Each Employee who is not permitted to defer the maximum amount of his or her Compensation that may be contributed under the Savings Plan for any Year as a result of limitations imposed by Code Sections 401(a)(17), 402(g) and/or 415 may elect to defer an amount equal to the maximum employer match available under the Savings Plan, currently, 50% of Savings Plan contributions up to 4% of Compensation. In order to be permitted to defer any portion of his or her Compensation pursuant to this Section 5.03, the Employee must elect to defer the maximum amount permitted as a matched contribution for the Year under the Savings Plan. Such Employee’s election hereunder for any Year shall be made prior to the first day of such Year or, if later, within 30 days after his or her initial date of becoming eligible to participate in the Plan (and as otherwise permitted under Treasury Regulation Section 1.409A-2(a)), but only with respect to Compensation for services performed after the date of such election, by filing a deferral election form with the Company. Such deferral election form shall include the Employee’s written election as to time and form of distribution of such deferred amounts in accordance with Article 8. A Cash Incentive Account and/or Post-2014 Stock Incentive Account (which may be the same such accounts established pursuant to Articles 3 and/or 4) shall be established for each Employee making such election, and cash and/or Units, as applicable, in respect of such deferred payment shall be credited to such accounts as provided in Section 5.05 below; provided, however, that in the event an Employee is not permitted to defer the maximum amount of his or her Compensation that may be contributed under the Savings Plan for any year as a result of the limitation imposed by Code Section 401(k)(3), such excess contribution to the Savings Plan shall be distributed to the Employee, his or her Compensation paid after the date of the distribution shall be reduced by that amount and such amount shall be allocated to his or her accounts as soon as practicable following the first business day following the January 1 next following the Year for which the excess contribution was made under the Savings Plan and credited as provided in Section 5.05 below.
Section 5.04.        Matching Supplemental Savings Plan Contributions. Each Match Eligible Employee who has deferred a portion of his or her Compensation for such Year pursuant to Section 5.03 shall have a Matching Supplemental Savings Plan

Contribution allocated to his or her Post-2014 Stock Incentive Account equal to the amount elected to be deferred pursuant to Section 5.03 above for each month. The dollar amount of each Match Eligible Employee’s Matching Supplemental Savings Plan Contribution deferred to his or her Post-2014 Stock Incentive Account shall be converted into Units and credited to such Post-2014 Stock Incentive Account as provided in Section 5.05 below.
If a Match Eligible Employee is participating in this portion of the Program pursuant to Sections 5.02 and 5.03 and his or her matching contribution under the Savings Plan for any Year will be reduced as a result of the nondiscrimination test contained in Code Section 401(m)(2), (a) to the extent such matching contribution under the Savings Plan is forfeitable, it shall be forfeited and that amount shall be allocated to his or her Post-2014 Stock Incentive Account as a Matching Contribution or (b) to the extent such matching contribution is not forfeitable, it shall be distributed to the Match Eligible Employee, his or her Compensation paid after the date of the distribution shall be reduced by that amount and such amount shall be allocated to his or her Post-2014 Stock Incentive Account as a Matching Contribution. The dollar amount of such Matching Contribution shall be allocated to the Match Eligible Employee’s Post-2014 Stock Incentive Account as soon as practicable following the January 1 next following the Year for which the matching contribution was made under the Savings Plan. Units in respect of such contribution shall be credited to the Match Eligible Employee’s Post-2014 Stock Incentive Account as provided in Section 5.05 below.
Section 5.05.        Crediting of Cash and Stock Incentive Accounts. The amount of an Employee’s deferred Compensation for any Year shall be credited to such Employee’s Cash Incentive Account beginning on the Employee’s Entry Date and continuing as of the last business day of the month in which such Compensation was earned, and each Employee may, in a manner compliant with Treasury Regulation Section 1.409A-1(o), elect one or more Eligible Investment Options for the purpose of crediting or debiting additional amounts to such deferred amount; provided, however, if such Employee elects to invest his or her deferred Compensation for any Year in Units, or fails to make a timely investment election (as prescribed by the Committee) with respect to such deferred Compensation, the portion of the Employee’s deferred Compensation so invested in Units or with respect to which a timely investment election was not made shall instead be converted to Units and credited to such Employee’s Post-2014 Stock Incentive Account beginning on the Employee’s Entry Date and continuing as of the last business day of the month in which the Compensation was earned. The amount of a Match Eligible Employee’s Matching Supplemental Savings Plan Contribution (representing amounts that cannot be contributed to the Savings Plan in respect of employee contributions due to applicable limits on such employee contributions) for any Year shall be converted to Units and shall be credited to such Match Eligible Employee’s Post-2014 Stock Incentive Account as of the last business day of the month in which the matching contribution was made under the Savings Plan.
The number (computed to at least the second decimal place) of Units credited to an Employee’s Post-2014 Stock Incentive Account for any month shall be determined by dividing the aggregate amount of the Compensation deferred to such Employee’s Post-2014 Stock Incentive Account for such month under this Section 5.05 or such Match Eligible Employee’s Matching Supplemental Savings Plan Contributions for such month, as applicable, by the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day of the month in which the matching contribution was made under the Savings Plan.
Section 5.06.        Adjustments. The Committee shall determine such equitable adjustments in the Units credited to each Stock Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to shareholders other than cash dividends.
Section 5.07.        Dividends and Distributions. Whenever a cash dividend or any other distribution is paid with respect to shares of Brink’s Stock, the Stock Incentive Accounts of each Employee will be credited with an additional number of Units equal to the number of shares of Brink’s Stock, including fractional shares (computed to at least the second decimal place), that could have been purchased had such dividend or other distribution been paid to the applicable Stock Incentive Account on the payment date for such dividend or distribution based on the number of Shares represented by the Units in such Stock Incentive Account as of the record date and assuming that the amount of such dividend or value of such distribution had been used to acquire additional Units of the class giving rise to the dividend or other distribution. Such additional Units shall be deemed to be purchased at the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the payment date for the dividend or other distribution for Units credited. The value of any distribution in property will be determined by the Committee.
ARTICLE 6
Deferral of Performance Awards
Section 6.01.        Definitions. Whenever used in the Program, the following terms shall have the meanings indicated:
“Cash Performance Payment” A cash incentive payment due to an Employee in any year under the Management Performance Improvement Plan.
“Management Performance Improvement Plan” The Brink’s Company Management Performance Improvement Plan, as in effect from time to time or any successor thereto.
“Performance Measurement Period” A performance cycle of one or more fiscal years of the Company under the Management Performance Improvement Plan.
Section 6.02.        Deferrals of Cash Performance Payments. Effective as of January 1, 2014, no further deferral elections may be made with respect to Cash

Performance Payments under the Management Performance Improvement Plan. Cash Performance Payments deferred in accordance with this Program pursuant to deferral elections made prior to January 1, 2014 shall continue to be credited to each applicable Employee’s Pre-2015 Stock Incentive Account and subject to the terms and conditions of this Program.
Section 6.03.        Adjustments. The Committee shall determine such equitable adjustments in the Units credited to each Stock Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to shareholders other than cash dividends.
Section 6.04.        Dividends and Distributions. Whenever a cash dividend or any other distribution is paid with respect to shares of Brink’s Stock, the Stock Incentive Accounts of each Employee will be credited with an additional number of Units equal to the number of shares of Brink’s Stock, including fractional shares (computed to at least the second decimal place), that could have been purchased had such dividend or other distribution been paid to the applicable Stock Incentive Account on the payment date for such dividend or distribution based on the number of Shares represented by the Units in such Stock Incentive Account as of the record date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Units. Such additional Units shall be deemed to be purchased at the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the payment date for the dividend or other distribution. The value of any distribution in property will be determined by the Committee.
Section 6.05.        Minimum Distribution. Distributions shall be made in accordance with Article 8; provided, however, that the aggregate value of the Brink’s Stock distributed to an Employee (and his or her beneficiaries) attributable to deferrals of Cash Performance Payments otherwise payable with respect to Performance Measurement Periods ending prior to January 1, 2007 (including dividends relating to such Units) shall not be less than the aggregate amount of Cash Performance Payments and dividends (credited to his or her Pre-2015 Stock Incentive Account pursuant to Section 6.04) in respect of which such Units were initially so credited. The value of the Brink’s Stock, so distributed shall be considered equal to the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day immediately preceding the date of distribution.
ARTICLE 7
Reallocations; Unconverted Amounts
Section 7.01.        Reallocations Between Cash Incentive Accounts and Stock Incentive Accounts. Notwithstanding anything in the Program to the contrary, and for the avoidance of doubt, no Employee may be permitted at any time to allocate amounts deferred into the Employee's Cash Incentive Account to such Employee's Stock Incentive Accounts or allocate Units credited to such Employee's Stock Incentive Accounts to such Employee's Cash Incentive Account.
Section 7.02.        Reallocations Among Investment Options. At any time after amounts have been credited to an Employee’s Cash Incentive Account in accordance with the Program, such Employee may, in a manner compliant with Treasury Regulation Section 1.409A-1(o), elect to change the allocation of amounts credited to an Employee’s Cash Incentive Account between Eligible Investment Options.
Section 7.03.        Unconverted Amounts Upon Termination of Employment. Upon any Employee’s Termination of Employment, any cash amounts that are required to be converted into Units pursuant to any provision of the Program but have not been so converted as of the date of such Termination of Employment shall, notwithstanding anything herein to the contrary, be converted into Units and credited to such Employee’s Post-2014 Stock Incentive Account immediately prior to any distributions pursuant to Article 8 based on the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the last business day of the month in which the applicable Salary would have been payable or in which the matching contribution was made under the Savings Plan.
Section 7.04.        Removal of Investment Option. Notwithstanding anything herein to the contrary, nothing in the Program shall require the Company to offer or continue to offer any particular investment option. In the event that the Company ceases to offer a particular investment option, each Employee will be permitted to allocate amounts previously allocated to such discontinued investment option to one or more available Eligible Investment Options.
ARTICLE 8
Distributions; Changes to and Cancelations of Deferral Elections
Section 8.01.     In Service Distributions. In connection with each deferral election made by an Employee under the Program, the Employee may (but shall not be required to) elect to receive distributions in cash and/or Brink’s Stock in respect of all or a portion of the amounts and/or Units covered by such deferral election (other than Units attributable to Matching Incentive Contributions, Matching Salary Contributions, Matching Supplemental Savings Plan Contributions and dividends related thereto) standing to the credit of such Employee’s Cash Incentive Account and Post-2014 Stock Incentive Account, as applicable, prior to such Employee’s Termination of Employment. Such Employee may elect to receive (i) such cash amounts in a single-lump sum distribution on or in equal annual installments (at least two and not more than five) beginning on a nondiscretionary and objectively determinable calendar date (within the meaning of Treasury Regulation Section 1.409A-3(i)(1)); provided, however, that if the aggregate value of the applicable portion of amounts credited to such Employee’s Cash Incentive Account at the time any such installment is due, is less than or equal to the lesser of $25,000 and the limitation calculated in accordance with Treasury Regulation Section 1.409A-3(j)(4)(v)(B), then such amounts shall be distributed to such Employee in a single-lump sum distribution in a manner that shall comply with Treasury Regulation Section 1.409A-3(j)(4)(v) and (ii) such Units in a single-lump sum distribution on a nondiscretionary and objectively determinable calendar date (within the meaning of Treasury Regulation Section 1.409A-3(i)(1)). The distribution election(s) described in this Section 8.01 shall be made no later than the corresponding deferral election. After making such a distribution election, an Employee may subsequently change, at least 12 months prior to the first scheduled distribution under such Employee’s current election (such, date the “Initial Distribution”), his or her distribution election under this Section 8.01, but such Employee shall not be permitted to change his or her distribution election subsequent to the second such change. Distributions pursuant to any such subsequent election shall not commence earlier than the fifth anniversary of the Initial Distribution and any such subsequent election shall not become effective prior to the 12-month anniversary of the date such subsequent election is made and shall otherwise comply with Treasury Regulation Section 1.409A-2(b). For the avoidance of doubt, any such subsequent election shall be void and without effect with respect to any payment that would otherwise occur during the 12-month period following the date that such subsequent election is made, and the Employee's election in effect at the time that the subsequent election is made shall instead be applicable with respect to any such payment; provided, however, that, for the avoidance of doubt, a subsequent election shall be applicable with respect to installment payments that are payable after the 12-month period following the date that a such subsequent election is made provided that the Employee specifies that the subsequent election is applicable to each such installment payment. If an Employee experiences a Disability or dies prior to receiving all such distributions elected pursuant to this Section 8.01, such amounts and/or Units that have not been distributed shall be treated in accordance with Section 8.02 below.
(b) The amount of cash to be included in each installment pursuant to this Section 8.01, if applicable, shall be a fraction, the numerator of which is equal to the applicable portion of such Employee’s remaining Cash Incentive Account balance subject to such distribution election (i.e., the original amounts deferred under such election together with the amounts credited or debited to such Cash Incentive Account, reduced by the amounts subject to any prior installments) and the denominator of which is equal to the number of remaining installments (including the current installment).
(c) Any fractional Units distributed pursuant to this Section 8.01 shall be converted to cash based on the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day immediately preceding the date of distribution and shall be paid in cash.
(d) Notwithstanding the foregoing, in the event that Section 8.02, 8.03 or 8.05 becomes applicable (whether or not distribution has commenced) prior to the date of the first scheduled distribution of any deferred amounts and/or Units under this Section 8.01, such provision shall apply instead of this Section 8.01; provided, however, that this Section 8.01 shall continue to apply to any deferred amounts and/or Units after the commencement of distributions hereunder without regard to the potential subsequent application of Section 8.03 or 8.05. Section 8.02 shall apply in all events notwithstanding this Section 8.01.
Section 8.02.        Certain Distributions on Death or Disability. Each Employee shall receive a distribution in cash and/or Brink’s Stock in respect of all amounts and/or Units (other than Units attributable to Matching Incentive Contributions, Matching Salary Contributions, Matching Supplemental Savings Plan Contributions and dividends related thereto) standing to the credit of such Employee’s Cash Incentive Account and Stock Incentive Accounts, as applicable, as of the date of such Employee’s death or Disability (whether or not distribution shall have previously commenced pursuant to Section 8.01, 8.03 or 8.05), in a single-lump sum distribution as soon as practicable, but no later than 45 days, after the date of such Employee’s death or Disability, as applicable.
(b) Any fractional Units distributed pursuant to this Section 8.02 shall be converted to cash based on the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day immediately preceding the date of distribution and shall be paid in cash.
(c) In the event of an Employee’s death or Disability after the provisions of Section 8.01, 8.03 or 8.05 have become applicable (whether or not distribution has commenced), this Section 8.02 shall apply in lieu of such Sections with respect to any amounts and/or Units that remain standing to the credit of such Employee’s Incentive Accounts as provided in Section 8.02(a).
Section 8.03.        Certain Distributions on Termination of Employment. In connection with each deferral under the Program made after July 10, 2014, each Employee shall elect to receive (i) distributions in cash in respect of all amounts covered by such deferral election standing to the credit of such Employee’s Cash Incentive Account as of the date of such Employee’s Termination of Employment, in a single-lump sum distribution on the first day that is more than six months after the date of the Employee’s Termination of Employment or in equal annual installments (at least two and not more than five) commencing on the first day that is more than six months after the date of the Employee’s Termination of Employment, and with each subsequent installment being paid on each anniversary of such date that is more than six months after the date of the Employee’s Termination of Employment and (ii) distributions in Brink’s Stock in respect of all Units covered by such deferral election (other than Units attributable to Matching Incentive Contributions, Matching Salary Contributions, Post-2014 Matching Supplemental Savings Plan Contributions and dividends related thereto) standing to the credit of such Employee’s Post-2014 Stock Incentive Account as of the date of such Employee’s Termination of Employment, in a single-lump sum distribution on the first day that is more than six months after the date of the Employee’s Termination of Employment. The distribution election described in this Section 8.03 shall be made no later than the corresponding deferral election. An Employee may subsequently change, at least 12 months prior to his or her Termination of Employment, such distribution election, but such an Employee shall not be permitted to change his or her distribution election subsequent to the second such change.

Distributions pursuant to any such subsequent election shall not commence earlier than the fifth anniversary of when distributions would have commenced under such Employee’s current election and any such subsequent election shall not become effective prior to the 12-month anniversary of the date the subsequent election is made and shall otherwise comply with Treasury Regulation Section 1.409A-2(b). For the avoidance of doubt, any such subsequent election made during the 12-month period prior to an Employee's Termination of Employment shall be void and without effect with respect to any payment that would otherwise occur during the 12-month period following the date that such subsequent election is made, and the Employee's election in effect at the time that the subsequent election is made shall instead remain applicable with respect to any such payment; provided, however, for the avoidance of doubt, a subsequent election shall be applicable with respect to installment payments that are payable after the 12-month period following the date that a such subsequent election is made provided that the Employee specifies that the subsequent election is applicable to each such installment payment. In the event that an Employee fails to clearly and unambiguously elect a form of distribution under this Section 8.03(a) with respect to all or a portion of any amounts standing to the credit of (or to be credited to) such Employee’s Incentive Accounts, such Employee will be deemed to have elected to receive a single-lump sum distribution as provided for pursuant to this Section 8.03(a) with respect thereto.
(b) In connection with each deferral election made prior to January 1, 2014 under the Program, for any Termination of Employment, each Employee shall receive distributions in Brink’s Stock in respect of all Units (other than Units attributable to Matching Incentive Contributions, Matching Salary Contributions, Matching Supplemental Savings Plan Contributions (other than Post-2014 Matching Supplemental Savings Plan Contributions) and dividends related thereto) standing to the credit of such Employee’s Pre-2015 Stock Incentive Account in a single-lump sum distribution on the first day that is more than six months after the date of the Employee’s Termination of Employment or in accordance with any applicable distribution election made by such Employee covered by such applicable deferral election prior to January 1, 2014.
(c) The amount of cash to be included in each installment pursuant to this Section 8.03, if applicable, shall be a fraction, the numerator of which is equal to the applicable portion of such Employee’s remaining applicable Cash Incentive Account balance subject to such distribution election (i.e., the original amounts deferred under such election together with the amounts credited or debited to such Cash Incentive Account, reduced by the amounts subject to any prior installments) and the denominator of which is equal to the number of remaining installments (including the current installment).
(d) Any fractional Units distributed pursuant to this Section 8.03 shall be converted to cash based on the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day immediately preceding the date of distribution and shall be paid in cash.

(e) Notwithstanding the foregoing, in the event that Section 8.01, 8.02 or 8.05 becomes applicable (whether or not distribution has commenced) prior to the applicable Employee’s Termination of Employment, the provisions of Section 8.01, 8.02 or 8.05, as applicable, shall apply instead of this Section 8.03; provided, however, that this Section 8.03 shall continue to apply to any deferred amounts and/or Units after the occurrence of such Employee’s Termination of Employment without regard to the potential subsequent application of Section 8.01 or 8.05. Section 8.02 shall apply in all events notwithstanding this Section 8.03.
Section 8.04.        Distributions Attributable to Matching Incentive Contributions and Matching Salary Contributions on Termination of Employment. In the event of a Match Eligible Employee’s (a) death, (b) Retirement, (c) Disability or (d) Termination of Employment for any reason within three years following a Change in Control (other than a Termination of Employment by the Company for Cause), such Match Eligible Employee shall receive a distribution of Brink’s Stock in respect of each Unit standing to the credit of such Match Eligible Employee’s Stock Incentive Accounts attributable to Matching Incentive Contributions, Matching Salary Contributions, Post-2014 Matching Supplemental Savings Plan Contributions and dividends related thereto in the same manner as provided in Section 8.02 or 8.03, as applicable, for the distribution of the applicable deferred amount that gave rise to the Matching Incentive Contribution, Matching Salary Contribution, Post-2014 Matching Supplemental Savings Plan Contribution or dividend related thereto that was converted into such Unit.
In the event of a Termination of Employment for a reason not described in the preceding paragraph and that is not in connection with a Termination of Employment by the Company for Cause, such Match Eligible Employee shall be vested in the Units standing to the credit of such Match Eligible Employee in his or her Stock Incentive Accounts attributable to Matching Incentive Contributions, Matching Salary Contributions, Post-2014 Matching Supplemental Savings Plan Contributions and dividends related thereto in accordance with the following schedule:

Months of Service	Vested Percentage

less than 36	0
at least 36 but less than 48	50%
at least 48 but less than 60	75%
60 or more	100%

For periods beginning on and after August 1, 2021, a Match Eligible Employee shall receive credit for one “month of service” under the Program for each calendar month of service with the Company (without regard to whether such Match Eligible Employee participates in subsequent calendar years) through the date of such Match Eligible Employee’s Termination of Employment; provided, however, if subsequent to a Match Eligible Employee’s Termination of Employment for any reason, such former Match Eligible

Employee again becomes eligible to participate in the Program, any prior credits for “months of service” shall be disregarded. Notwithstanding anything herein to the contrary, Brink’s Stock in respect of each vested Unit standing to the credit of such Match Eligible Employee attributable to Matching Incentive Contributions, Matching Salary Contributions, Matching Supplemental Savings Plan Contributions and dividends related thereto shall be distributed as provided in Section 8.02 or 8.03, as applicable, and any remaining unvested Units shall be forfeited; provided further, that any such distribution pursuant to Section 8.03 shall be pursuant to an election made by such Match Eligible Employee as provided for under Section 8.03 in respect of Units deferred under the Program. For the avoidance of doubt, a Match Eligible Employee shall always be vested in any Matching Supplemental Savings Plan Contributions that are not Post-2014 Matching Supplemental Savings Plan Contributions.
Section 8.05.        Distribution Following a Change in Control. In the event of a 409A Change in Control, each Employee shall receive a single-lump sum distribution in cash and/or Brink’s Stock (or stock of the successor to the Company, if any) in respect of all amounts and/or Units (other than Units attributable to Matching Incentive Contributions, Matching Salary Contributions, Post-2014 Matching Supplemental Savings Plan Contributions, Stock Unit Deferrals and dividends related thereto) standing to the credit of such Employee’s Cash Incentive Account and Post-2014 Stock Incentive Account, as applicable, on the earlier of (i) the date that is 15 months from the 409A Change in Control and (ii) the date (the “Specified Distribution Date”) specified in any applicable deferral election of the Employee, but only to the extent that such Specified Distribution Date is within 12 months from the 409A Change in Control; provided, however, such Employee may, with respect to each deferral election under the Program made on or after July 10, 2014, elect prior to the earlier of (A) the date that is three months after the occurrence of the 409A Change in Control and (B) the date that is at least 12 months prior to the Specified Distribution Date designated by the Employee in any applicable deferral election, to receive the amounts and/or Units subject to such deferral election in a single-lump sum distribution or, in the case of amounts subject to such deferral elections only, in equal annual installments (at least two and not more than five) commencing no earlier than the fifth anniversary of the date such amounts and/or Units would have been distributed absent such election, and each such distribution election shall otherwise comply with Treasury Regulation Section 1.409A-2(b).
(b) Notwithstanding the foregoing, in the event that Section 8.01, 8.02 or 8.03 becomes applicable (whether or not distribution has commenced) prior to a 409A Change in Control, the provisions of Section 8.01, 8.02 or 8.03, as applicable, shall apply instead of this Section 8.05; provided, however, that this Section 8.05 shall continue to apply to any deferred amounts and/or Units after the occurrence of a 409A Change in Control without regard to the potential subsequent application of Section 8.01 or 8.03. Section 8.02 shall apply in all events notwithstanding this Section 8.05.
Section 8.06.        Unforeseeable Emergencies. An Employee who experiences an Unforeseeable Emergency may petition the Company to receive a partial or full payout from his or her Cash Incentive Account and/or Stock Incentive Accounts to the extent permitted by Treasury Regulation Section 1.409A-3(i)(3). Such payout, if any, shall not exceed the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, local or foreign income taxes or penalties reasonably anticipated as a result of such distribution, but after taking into account any additional compensation available by canceling deferral elections as permitted under the Program or any other non-qualified deferred compensation plan in which the Employee participates. An Employee shall not be eligible to receive a payout according to this Section 8.06 to the extent that such a payout would not be permitted by Treasury Regulation Section 1.409A-3(i)(3) or the Unforeseeable Emergency is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Employee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (c) by cessation of deferrals under the Program.
Section 8.07.        Changes to and Cancelations of Deferral Elections. Any election to defer under the Program shall be irrevocable, in the case of (a) amounts under the Program for any Year, (i) on and after the first day of such Year or (ii) in the case of an election made by a newly eligible Employee for his or her initial Year of eligibility, after the date such an election is made and (b) Cash Performance Payments under the Program for any Performance Measurement Period, after the last date for making such an election, as specified in the second or third sentence of Section 6.03, above, as applicable (it being understood that an Employee may only change any such election prior to its becoming irrevocable in accordance with procedures established by the Company). After such election has become irrevocable, an Employee may only subsequently change such election consistent with this Article 8 and Code Section 409A but may, in compliance with Treasury Regulation Section 1.409A-3(j)(4)(viii), cancel any such election.
Section 8.08.        Termination of Employment by the Company for Cause. In the event of a Termination of Employment by the Company for Cause, the Match Eligible Employee shall forfeit all of the Units standing to the credit of the Match Eligible Employee’s Stock Incentive Accounts attributable to Matching Incentive Contributions, Matching Salary Contributions, Post-2014 Matching Supplemental Savings Plan Contributions and dividends related thereto.
Section 8.09.        Installment Payments. For purposes of Section 409A, each installment payment provided for under this Article 8 will be deemed to be a separate payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii).
Section 8.10.        Distribution Timing. Distributions made pursuant to this Article 8 will be made on the designated payment date or as soon as administratively practicable following such date.

ARTICLE 9
Designation of Beneficiary
An Employee may designate in a written election filed with the Company a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive all distributions and payments under the Program after the Employee’s death. Any such designation may be revoked, and a new election may be made, at any time and from time to time, by the Employee without the consent of any beneficiary. If the Employee designates more than one beneficiary, any distributions and payments to such beneficiaries shall be made in equal percentages unless the Employee has designated otherwise, in which case the distributions and payments shall be made in the percentages designated by the Employee. If no beneficiary has been named by the Employee or no beneficiary survives the Employee, the remaining amounts and/or Shares (including fractional Shares) in the Employee’s Cash Incentive Account and/or Stock Incentive Accounts shall be distributed or paid in a single lump-sum sum to the Employee’s estate. All distributions from an Employee’s Stock Incentive Accounts shall be made in Shares except that fractional Shares shall be paid in cash.
ARTICLE 10
Miscellaneous
Section 10.01     Nontransferability of Benefits. Except as provided in Article 9, amounts and/or Units credited to a Cash Incentive Account and/or Stock Incentive Account shall not be transferable by an Employee or former Employee (or his or her beneficiaries) other than by will or the laws of descent and distribution or pursuant to a domestic relations order. No Employee, no person claiming through such Employee, nor any other person shall have any right or interest under the Program, or in its continuance, in the payment of any amount or distribution of any amounts and/or Shares under the Program, unless and until all the provisions of the Program, any determination made by the Committee thereunder, and any restrictions and limitations on the payment itself have been fully complied with. Except as provided in this Section 10.01, no rights under the Program, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature, nor shall the Company or any of its Subsidiaries be obligated, except as otherwise required by law, to recognize or give effect to any such transfer, assignment, pledge or encumbrance.
Section 10.02.    Notices. The Company may require all elections contemplated by the Program to be made on forms provided by it. All notices, elections and other communications pursuant to the Program shall be effective when received by the Company either, in the Company’s sole discretion, via electronic delivery through a Company email system or by reference to a location on a Company intranet or secure internet site to which the Employee has access or in writing delivered to the following address:

    The Brink’s Company
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
Attention of Chief Human Resources Officer
Section 10.03.     Limitation on Rights of Employee. Nothing in the Program shall be deemed to create, on the part of any Employee, beneficiary or other person, (a) any interest of any kind in the assets of the Company or (b) any trust or fiduciary relationship in relation to the Company. The right of an Employee to receive any amounts and/or Shares shall be no greater than the right of any unsecured general creditor of the Company.
Section 10.04.    No Contract of Employment. The benefits provided under the Program for an Employee shall be in addition to, and in no way preclude, other forms of compensation to or in respect of such Employee. However, the eligibility criteria in the Program shall not give such Employee any right to be retained in the employ of the Company or any of its Subsidiaries for any period. The right of the Company and of each such Subsidiary to terminate the employment of any Employee for any reason or at any time is specifically reserved.
Section 10.05.    Withholding. All distributions pursuant to the Program shall be subject to withholding in respect of income and other taxes required by law to be withheld. The Company shall establish appropriate procedures to ensure payment or withholding of such taxes. Such procedures may include arrangements for payment or withholding of taxes by retaining Shares otherwise issuable in accordance with the provisions of the Program or by accepting already owned Shares, and by applying the fair market value of such Shares to the withholding taxes payable. The value of the Brink’s Stock distributed to an Employee pursuant to the Program shall, for purposes of income taxes and all other applicable taxes, be considered equal to the per share reported closing price of Brink’s Stock as reported on the New York Stock Exchange on the final trading day immediately preceding the date of distribution.
Section 10.06.    Amendment and Termination. The Committee may from time to time amend any of the provisions of the Program, or may at any time terminate the Program. No amendment or termination shall adversely affect any Units (or distributions in respect thereof) which shall theretofore have been credited to any Employee’s Cash Incentive Account and/or Stock Incentive Accounts. On the termination of the Program, distributions from an Employee’s Cash Incentive Account and/or Stock Incentive Accounts shall be made in compliance with Code Section 409A and Treasury Regulations issued thereunder.